                                                                      Exhibit 14

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Post-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-118484) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account Y, and to the use therein of our reports dated (a) March 31, 2005, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 1, 2005, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account Y.

                                                          /s/ Ernst & Young, LLP

Fort Wayne, Indiana
April 4, 2005